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                                                                   Exhibit 14(b)
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                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the use in the Combined Proxy/Registration Statement on Form N-14 of the Brenton Funds/Wells Fargo Funds relating to the financial statements of: Brenton Value Equity Fund, Intermediate U.S. Government Securities Fund, and U.S. Government Money Market Fund on Form N-14, of our report dated May 8, 2000, incorporated by reference in the Combined Proxy/Registration Statement, and to the reference to us under the heading "Principal Service Providers" in Part A of such Combined Proxy/Registration Statement.

                                            /s/ ERNST & YOUNG LLP
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Columbus, OH
January 5, 2001

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